Exhibit 99.1

Contact:	C Street Advisory Group lannett@thecstreet.com

NYSE TO SUSPEND TRADING IMMEDIATELY IN LANNETT COMPANY, INC. (LCI) AND COMMENCE DELISTING PROCEEDINGS

Company Expects No Impact on Operations

Negotiations with Key Secured Creditors Progressing Toward a Balance Sheet Strengthening Transaction

TREVOSE, PA – APRIL 20, 2023 – Lannett Company, Inc. (LCI) (“Lannett” or “the Company”) today announced that it received a written notice from the New York Stock Exchange (“NYSE”) dated April 19, 2023, notifying the Company that the NYSE will commence proceedings to delist the Company’s common stock from the NYSE. The NYSE reached this determination pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company has fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization of at least $15,000,000 over a consecutive 30-trading day period.

The NYSE suspended trading in the Company’s common stock immediately after market close on April 19, 2023. The Company’s common stock will begin trading in the over-the-counter market commencing on April 20, 2023. The common stock will retain the ticker symbol (LCI).

The NYSE will apply to the Securities and Exchange Commission (the “SEC”) to delist the common stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE’s decision. The Company does not expect to appeal the delisting.

The Company continues to engage in active discussions with key secured creditors regarding a potential deleveraging transaction, as previously announced. While the Company cannot provide any assurance as to if or when it will consummate any such transactions or the terms of any such transactions, the Company expects to be able to reach an agreement with its key secured creditors in the near term on such a transaction.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications. For more information, visit the company’s website at www.lannett.com.

Forward Looking Statements:

This press release contains forward-looking statements which are not historical facts made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to the impact of competitive products and pricing, product demand and market acceptance, new product development, acquisition-related challenges, the regulatory environment, interest rate fluctuations, reliance on key strategic alliances, availability of raw materials, fluctuations in operating results, the impact of the delisting, including under the indenture governing our convertible notes, the impact of failure to pay interest when due on our debt, the ability to implement a recapitalization, restructuring or similar transaction and the terms of such a transaction, the impact if any recapitalization, restructuring or similar transaction is implemented under applicable bankruptcy laws, including Chapter 11 of the U.S. Bankruptcy Code, and other risks detailed from time to time in our filings with the SEC. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. Lannett is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus, whether occurring in the United States or elsewhere, which could disrupt our operations, disrupt the operations of our suppliers and business development and other strategic partners, disrupt the global financial markets or result in political or economic instability.

The information in this press release should be read in conjunction with information in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

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